EXHIBIT 99.1


Houston, Texas
6 February 2007

FOR IMMEDIATE RELEASE

     ATWOOD OCEANICS, INC., Houston-based International Drilling Contractor, announced today that the Company earned net income of $21,085,000 or $.67 per diluted share, on revenues of $88,800,000 for the quarter ended December 31, 2006, compared to net income of $14,523,000 or $.47 per diluted share, on revenues of $55,414,000 for the quarter ended December 31, 2005.



                                        FOR THE THREE MONTHS ENDED DECEMBER 31,
                                               2006                  2005
                                          --------------       ----------------

Revenues                                   $ 88,800,000           $ 55,414,000
Income before Income Taxes                   24,463,000             17,027,000
Provision for Income Taxes                   (3,378,000)            (2,504,000)
Net Income                                   21,085,000             14,523,000
Earnings per Common Share -
      Basic                                        0.68                   0.47
      Diluted                                      0.67                   0.47
Weighted Average Shares
   Outstanding -
      Basic                                  31,060,000             30,738,000
      Diluted                                31,614,000             31,208,000





                                                        Contact:  Jim Holland
                                                              (281) 749-7804